Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-260680) pertaining to the 2007 Stock Plan, 2017 Stock Incentive Plan, 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan of Sonendo, Inc.,

(2) Registration Statement (Form S-8 No. 333- 263803) pertaining to the 2021 Incentive Award Plan and Sonendo, Inc. 2021 Employee Stock Purchase Plan of Sonendo, Inc.,

(3) Registration Statement (Form S-3 and Form S-3/A No. 333- 268174) of Sonendo, Inc.;

(4) Registration Statement (Form S-3 and Form S-3/A No. 333-270366) of Sonendo, Inc.,

(5) Registration Statement (Form S-8 No. 333- 270367) pertaining to the 2021 Incentive Award Plan and Sonendo, Inc. 2021 Employee Stock Purchase Plan of Sonendo, Inc., and

(6) Registration Statement (Form S-8 No. 333- 270368) pertaining to the Sonendo, Inc. 2023 Employment Inducement Incentive Award Plan of Sonendo, Inc.,

of our report dated March 11, 2024, with respect to the consolidated financial statements of Sonendo, Inc. included in this Annual Report (Form 10-K) of Sonendo, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Irvine, California

March 11, 2024